UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 28, 2004

iVillage Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25469	13-3845162

(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue, New York, New York	10018

(Address of Principal Executive Offices)	(Zip Code)

(212) 600-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

At a meeting of the Board of Directors of iVillage Inc. (the “Company”) held on September 28, 2004, a policy was adopted regarding the compensation of certain of the Company’s directors.  Pursuant to the policy, directors who are not employees of the Company, or designees of a shareholder owning more than ten (10%) percent of the outstanding shares of the Company’s common stock and who have a contractual right to appoint such individuals to the Company’s Board of Directors, would receive (i) twenty thousand ($20,000) dollars annually to be paid ratably at the completion of each quarter commencing in the fourth quarter of 2004, and (ii) an annual grant of options on October 15th of each year to purchase ten thousand (10,000) shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVILLAGE INC.
(Registrant)

Date: October 14, 2004	By:	/s/ Jeremy J. Wolk

Jeremy J. Wolk
Assistant Secretary